    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1994
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         DIGITAL EQUIPMENT CORPORATION
             (Exact name of Registrant as specified in its charter)

                MASSACHUSETTS                                   04-2226590
         (State or other jurisdiction                        (I.R.S. Employer
      of incorporation or organization)                    Identification No.)

              146 MAIN STREET, MAYNARD, MASSACHUSETTS 01754-25711
                                 (508) 493-5111
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                               GAIL S. MANN, ESQ.
                              SECRETARY AND CLERK
                         DIGITAL EQUIPMENT CORPORATION
                                   MSO2-3/F13
                              111 Powdermill Road
                          Maynard, Massachusetts 01754
                                 (508) 493-2206
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

            RICHARD J. TESTA, ESQ.                        RICHARD E. FLOOR, ESQ.
          TESTA, HURWITZ & THIBEAULT                     GOODWIN, PROCTER & HOAR
                Exchange Place                                Exchange Place
               53 State Street                               53 State Street
         Boston, Massachusetts 02109                   Boston, Massachusetts 02109
                (617) 248-7000                                (617) 570-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as the Registrant shall determine.
                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                               CALCULATION OF REGISTRATION FEE
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- -------------------------------------------------------------------------------------------------
                                                     PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM
                                                     OFFERING        AGGREGATE       AMOUNT OF
      TITLE OF EACH CLASS OF       AMOUNT TO BE        PRICE         OFFERING      REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED       PER SHARE       PRICE(1)           FEE
- -------------------------------------------------------------------------------------------------
Debt Securities...................
Preferred Stock...................
Depositary Shares.................
Common Stock(3)...................
Warrants to Purchase Securities...
     Total........................     (2)            (2)         $1,000,000,000     $ 344,828

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Not applicable pursuant to General Instruction II(d) to Form S-3 under the Securities Act of 1933.
(3) The Registrant is registering an indeterminable number of shares of Common Stock as may be issued, from time to time, upon exercise of Warrants to purchase Common Stock or upon conversion of convertible Preferred Stock or convertible Debt Securities.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
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- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 21, 1994
PROSPECTUS

                         DIGITAL EQUIPMENT CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                        WARRANTS TO PURCHASE SECURITIES
                            ------------------------

     Digital Equipment Corporation (the "Corporation") may offer from time to time together or separately up to $1,000,000,000 in the aggregate of (a) its unsecured debt securities (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation in one or more series, (c) depositary shares of the Corporation (the "Depositary Shares"), or
(d) warrants to purchase capital stock or Debt Securities of the Corporation or other securities (the "Warrants"), each on terms to be determined at the time of sale. The Subordinated Debt Securities may be issued as convertible debt securities which may be convertible into shares of common stock of the Corporation, par value $1.00 per share (the "Common Stock"), or other securities. The Debt Securities, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to herein as the "Securities."

     When a particular series of Securities is offered, a supplement to this Prospectus (each a "Prospectus Supplement") will be delivered with the Prospectus. For Debt Securities, the Prospectus Supplement will set forth with respect to such series (the "Offered Debt Securities"): the designation (including whether senior or subordinated and whether convertible); aggregate principal amount; authorized denominations; maturity; rate or rates (or method of determining the same) and the time or times of payment of any interest; purchase price; any optional or mandatory redemption provisions; any sinking fund provisions; any terms regarding payment in or on the basis of currencies other than U.S. dollars (including composite currencies); provisions relating to any conversion or exchange feature of the Offered Debt Securities; and any other specific terms of the Offered Debt Securities. For Preferred Stock and Depositary Shares, the Prospectus Supplement will set forth with respect to such series (the "Offered Preferred Stock" or the "Offered Depositary Shares"): the designation, rights, preferences and limitations, including rate or rates (or method of determining the same) and the time or times of payment of dividends; voting rights, if any; liquidation preference; any conversion, exchange, redemption or sinking fund provisions; and any other specific terms of the Offered Preferred Stock or the Offered Depositary Shares. In addition, with respect to the Offered Depositary Shares, the Prospectus Supplement will set forth the fraction of a share of Preferred Stock represented by each of the Offered Depositary Shares. For Warrants, the Prospectus Supplement will set forth with respect to such series (the "Offered Warrants"): the description of the securities for which the Offered Warrants will be exercisable and the offering price, exercise price, duration, detachability, call provisions and any other specific terms of the Offered Warrants.

     The Securities may be sold directly by the Corporation, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any such agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     This Prospectus may not be used to consummate sales of Securities unless accompanied by the applicable Prospectus Supplement.
             The date of this Prospectus is                , 1994.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained upon written request from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, certain of the Corporation's securities are listed on the New York Stock Exchange, the Pacific Stock Exchange, the Chicago Stock Exchange and the Montreal Exchange, and the aforementioned materials may also be inspected at the offices of such exchanges at 20 Broad Street, New York, New York; 301 Pine Street, San Francisco, California; 440 South LaSalle Street, Chicago, Illinois; and La Tour de la Bourse, P.O. Box 61, 800 Victoria Square, Montreal, Quebec H4Z1A9 Canada, respectively.

     The Corporation has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Securities and the Corporation, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation's Annual Report on Form 10-K for the fiscal year ended July 3, 1993 and the Corporation's Quarterly Report on Form 10-Q for the quarter ended October 2, 1993 filed with the Commission (File No. 1-5296) pursuant to the Exchange Act and the documents incorporated by reference therein are incorporated herein by reference.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to Inquiry Section, Digital Equipment Corporation, 44 Whitney Street (NR02/H3), Northborough, MA 01532-2599. Telephone requests should be directed to Investor Relations Department, Digital Equipment Corporation, 146 Main Street (ML03-2/T98), Maynard, Massachusetts 01754, telephone (508) 493-7182.

                                  THE COMPANY

     The Corporation is one of the world's largest suppliers of networked computer systems, software and services and a leader in interactive, distributed computing and multivendor systems integration in open computing environments. The Corporation offers a full range of desktop, client-server and production systems and related peripheral equipment, software and services used in a wide variety of applications and industries. The Corporation conducts operations in approximately 100 countries and derives more than 60% of its revenues from outside of the United States.

     The Corporation's principal executive offices are located at 146 Main Street, Maynard, Massachusetts 01754-2517, and its telephone number is (508) 493-5111.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of the Corporation and its consolidated subsidiaries for each of the years in the five year period ended July 3, 1993 and for the six months ended January 1, 1994 and December 26, 1992.

                                                       YEAR ENDED                           SIX MONTHS ENDED
                                   --------------------------------------------------   -------------------------
                                   JULY 3,   JUNE 27,   JUNE 29,   JUNE 30,   JULY 1,   JANUARY 1,   DECEMBER 26,
                                    1993       1992       1991       1990      1989        1994          1992
                                   -------   --------   --------   --------   -------   ----------   ------------
Ratio of earnings to fixed
  charges (unaudited)(a).........    (b)        (c)        (d)      1.6x(e)     8.5x        (f)           (g)

- ---------------

     (a) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and "fixed charges." "Fixed charges" include interest on indebtedness and one-third of all rental expense, excluding rent on capitalized leases (being deemed representative of the interest factor in rental expense).

     (b) Earnings were inadequate to cover fixed charges by $229 million.

     (c) Earnings were inadequate to cover fixed charges by $2,078 million and by $578 million excluding restructuring charges.

     (d) Earnings were inadequate to cover fixed charges by $519 million; the ratio would have been 3.6x excluding restructuring charges.

     (e) The ratio would have been 4.3x excluding restructuring charges.

     (f) Earnings were inadequate to cover fixed charges by $169 million.

     (g) Earnings were inadequate to cover fixed charges by $316 million.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Corporation intends to use the net proceeds from the sale of the Securities for working capital and for other general corporate purposes, which may include the financing of capital expenditures and possible acquisitions of, or investments in, businesses and assets.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The Corporation may offer Debt Securities consisting of Senior Debt Securities and/or Subordinated Debt Securities. Senior Debt Securities may be issued from time to time in series under an indenture, dated as of September 15, 1992, as supplemented from time to time, between the Corporation and Citibank, N.A., as trustee (the "Senior Trustee"), a copy of which is incorporated by reference into the Registration Statement of which this Prospectus is a part (the "Senior Indenture"). Subordinated Debt Securities may be issued from time to time in series under an indenture to be dated as of January 21, 1994, as supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Subordinated Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." The Subordinated Debt Securities may be convertible into shares of Common Stock of the Corporation or exchangeable for other securities as set forth in the applicable Prospectus Supplement. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued by the Corporation thereunder and provide that the Debt Securities may be issued in one or more series. The statements under this caption are summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures. Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture. Section references referred to below, unless otherwise noted, refer to the respective Sections of both Indentures. The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. Further terms of the Offered Debt Securities will be set forth in the applicable Prospectus Supplement.

     The Debt Securities will be direct, unsecured obligations of the Corporation. The indebtedness represented by the Senior Debt Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The indebtedness represented by the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Corporation as described under "Ranking of Debt Securities." The particular terms of the Offered Debt Securities will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     The applicable Prospectus Supplement will describe the following terms of the Offered Debt Securities: (a) the title of the Offered Debt Securities and whether such Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (b) any limit on the aggregate principal amount of the Offered Debt Securities; (c) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;
(d) the date or dates on which the principal of the Offered Debt Securities will be payable; (e) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear any interest (or the method of determining the same) and the date or dates from which such interest will accrue; (f) the dates on which any interest on the Offered Debt Securities will be payable and the Regular Record Dates for the interest payable on such Interest Payment Dates;
(g) any mandatory or optional sinking fund or analogous provisions; (h) the period or periods within which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions (including any provisions for redemption or repurchase at the option of the holder), be redeemed and the other terms and conditions of any such optional or mandatory redemption; (i) if the Offered Debt Securities are Original Issue Discount Securities, the amount of principal payable upon acceleration of such Original Issue Discount Securities following an Event of Default; (j) the currency or currencies, which may be a composite currency such as the European Currency Unit, in which payment of the principal of (and premium, if any) and/or interest on the Offered Debt Securities will be payable if other than the currency of the United States; (k) any currency (including composite currencies) other than the stated currency of the Debt Securities in which the principal of (and premium, if any) and/or interest on the Offered Debt Securities may, at the election of the Corporation or the holders, be payable, and the periods within which, and terms and conditions upon which, such election may be made; (1) the manner in which the amount of payments of principal of (and premium, if any) and/or interest on the Offered Debt Securities is to be determined if such determination is to be made with reference to an index; (m) whether the Offered Debt Securities are to be issued in the form of one or more Global Securities, and, if so, the identity of the depositary for such series (the "Debt Depositary"); (n) if the Offered Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Offered Debt Securities to be authenticated and delivered; (o) any deletions from, modifications of or additions to the Events of Default or covenants of the Corporation with respect to the Offered Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the applicable Indenture, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of the Offered Debt Securities due and payable; (p) if the Offered Debt Securities are Subordinated Debt Securities, whether they will be convertible into Common Stock of the Corporation or exchangeable for other securities, and, if so, the terms and conditions upon which the Offered Debt Securities will be so convertible or exchangeable, including the conversion or exchange price and the conversion or exchange period; (q) any other terms of the Offered Debt Securities.

     If so provided in the applicable Prospectus Supplement, Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. In such cases, special Federal income tax and other considerations applicable to such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

EXCHANGE AND TRANSFER

     At the option of the holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series may be exchanged for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities issued in fully registered form may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the applicable Trustee or other security registrar or at the office of any transfer agent designated by the Corporation for such purpose. No service charge will be made for any registration of transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.

     If the Debt Securities of any series are to be redeemed in part, the Corporation will not be required to (i) issue, register the transfer of, or exchange any Debt Security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Debt Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Debt Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchange and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the applicable Indenture or any security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Debt Depositary for such Global Security or any nominee of such Debt Depositary, unless (i) the Debt Depositary has notified the Corporation that it is unwilling or unable to continue as Debt Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security, or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Debt Depositary may direct.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Debt Depositary or its nominee ("participants") and to the persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Debt Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Debt Depositary (with respect to participants' interest) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Debt Depositary from time to time.

     As long as the Debt Depositary, or its nominee, is the registered holder of a Global Security, the Debt Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Debt Securities represented thereby for all purposes under the terms of the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the applicable Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Debt Depositary or its nominee, as the case may be, as the holder thereof. The Corporation expects that the Debt Depositary, upon receipt of any payment of principal, premium or interest, will credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interest in the principal amount of a Global Security for such Debt Securities as shown on the records of the Debt Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through them will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security. None of the Corporation, any Trustee or any agent of the Corporation or any Trustee will have any responsibility or liability for any aspect of the Debt Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Debt Depositary's same-day funds settlement system, in which case, secondary market trading activity in those beneficial interests would be required by the Debt Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any interest payment date will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such paying agent or paying agents as the Corporation may designate for such purpose from time to time, except that, at the option of the Corporation, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the security register.

     All moneys paid by the Corporation to a paying agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Corporation, and the holder of such Debt Security thereafter may look only to the Corporation for payment thereof.

EVENTS OF DEFAULT

     Unless otherwise set forth in the applicable Prospectus Supplement, the following are Events of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment when due in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Corporation in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of series of Debt Securities other than that series) continued for 90 days after written notice as provided in the applicable Indenture; (e) certain events in bankruptcy or of insolvency or reorganization involving the Corporation; and (f) any other Event of Default provided with respect to Debt Securities of that series in the applicable Prospectus Supplement. (Section 501) If an Event of Default with respect to Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     The Indentures provide that, subject to the duty of the Trustees during default to act with the required standard of care, the Trustees will be under no obligation to exercise any of their respective rights or powers under the Indentures at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustees reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series. (Section 512)

     The Corporation is required to furnish to the Trustees annually a statement as to the performance by the Corporation of certain of its obligations under the Indentures and as to any default in such performance. (Section 1007)

COVENANTS OF THE CORPORATION

     The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities. The general provisions of the Indentures do not contain any provisions that would limit the ability of the Corporation to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Corporation.

     Unless otherwise indicated in the applicable Prospectus Supplement, Senior Debt Securities will include the following covenants of the Corporation:

     LIMITATION ON LIENS.

          The Corporation will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any debt for money borrowed secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("Mortgages") upon any Principal Property of the Corporation or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in each such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of a mortgage with respect to any such indebtedness, that the Senior Debt Securities (together with, if the Corporation shall so determine, any other indebtedness of or guarantee by the Corporation or such Restricted Subsidiary ranking equally with the Senior Debt Securities) shall be secured equally and ratably with such secured debt. The foregoing restriction, however, will not apply to: (a) Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (b) Mortgages existing at the time of acquisition of such property by the Corporation or a Restricted Subsidiary or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition thereof or to secure debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or part of the purchase price thereof, or Mortgages to secure the cost of improvements to such acquired property or the cost of construction of such property; (c) Mortgages to secure indebtedness of a Restricted Subsidiary owing to the Corporation or another Restricted Subsidiary; (d) Mortgages existing at the date of the Senior Indenture; (e) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Corporation or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Corporation or a Restricted Subsidiary; (f) certain Mortgages in favor of governmental entities; or (g) extensions, renewals or replacements of any Mortgage referred to in the foregoing clauses (a) through (f); provided, however, that any Mortgages permitted by any of the foregoing clauses (a), (b), (c),
     (d), (e) and (f) shall not extend to or cover any property of the Corporation or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto. (Section
     1010)

          Notwithstanding the restrictions outlined in the preceding paragraph, the Corporation or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee debt secured by a Mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the Senior Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by Mortgages (not including Mortgages permitted under clauses (a) through (g) above) does not exceed 10% of the Consolidated Net Tangible Assets of the Corporation. (Section 1010)

     LIMITATION ON SALE AND LEASE-BACK.

          The Corporation will not, nor will it permit any Restricted Subsidiary to, enter into any sale and lease-back transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries, unless: (a) the Corporation or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such sale and lease-back transaction, without equally and ratably securing the Senior Debt Securities, pursuant to the limitation in the Senior Indenture on liens; or (b) the Corporation shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such sale and lease-back transaction within 120 days to the retirement (other than any mandatory retirement or by payment at maturity) of debt for money borrowed of the Corporation or a Restricted Subsidiary that matures more than twelve months after the creation of such indebtedness. (Section 1011)

DEFEASANCE AND DISCHARGE OF DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to Debt Securities under the Indentures: the Corporation, at its option (a) will be discharged from any and all obligations in respect to any series of Debt Securities (except for certain obligations to register the transfer or exchange of such Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust and, with respect to Subordinated Debt Securities which are convertible or exchangeable, the right to convert or exchange); or (b) need not comply with certain restrictive covenants of the Indentures in respect of such series of Debt Securities, in either case upon the deposit with the Trustee (and in the case of a discharge, 91 days after such deposit), in trust, of money and/or U.S. Government Obligations (as defined in the Indentures) which through the payment of interest and principal in respect thereof in accordance with their terms, without regard to any reinvestment thereof, will provide money in an amount sufficient to pay the principal of and each installment of interest on such Debt Securities on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and such Debt Securities. In the case of discharge under clause (a), such a trust may be established only if, among other things, the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or there has otherwise been a change in law, to the effect that holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section
403) In the event of any such discharge under clause (a), the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indentures provide that the Corporation, without the consent of the holders of any of the outstanding Debt Securities, may consolidate or merge with or into, or transfer or lease its assets as an entirety or substantially as an entirety to, any corporation or may acquire or lease the assets of any person, provided that: (a) the corporation formed by such consolidation or into which the Corporation is merged or which acquires or leases the assets of the Corporation as an entirety or substantially as an entirety is organized under the laws of any domestic jurisdiction and assumes the Corporation's obligations on the Debt Securities and under the Indentures and, with respect to Subordinated Debt Securities which are convertible or exchangeable, provides for conversion or exchange rights in accordance with the Subordinated Indenture; (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (c) certain other conditions are met. Upon compliance with these provisions by a successor corporation, the Corporation would be relieved of its obligations under the Indentures and the Debt Securities. (Sections 801 and 802)

     The Senior Indenture also provides that, if upon any such consolidation, merger, sale, conveyance or lease, any Principal Property would become subject to any Mortgage, the Corporation or such successor corporation will be obligated under such Senior Indenture to cause the Senior Debt Securities to be secured equally and ratably with (or, at the Corporation's or such successor corporation's option, prior to) any indebtedness secured by such Mortgage.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indentures may be made by the Corporation and the applicable Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby: (a) change the stated maturity date of the principal of, any installment of principal or interest on, or sinking fund payments in respect of, such Debt Security; (b) alter the redemption or conversion provisions of such Debt Security in a manner materially adverse to the holder thereof; (c) reduce the principal amount of, or any premium or interest on, such Debt Security; (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof; (e) change the place or currency of payment of principal of, or any premium or interest on, such Debt Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to such Debt Security; (g) with respect to Subordinated Debt Securities which are convertible or exchangeable, adversely affect the right to convert or exchange any such Subordinated Debt Security; (h) with respect to Subordinated Debt Securities, modify the provisions of the Subordinated Indenture with respect to subordination in a manner materially adverse to the Subordinated Debt Securities; or (i) reduce the percentage in principal amount of outstanding Debt Securities of any series the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults. (Section 902)

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned: (a) compliance by the Corporation with certain restrictive provisions of the applicable Indenture; or (b) any past default under the applicable Indenture, except a default in the payment of principal or any premium or interest and, with respect to any Subordinated Debt Securities which are convertible or exchangeable, a default in respect of the right to convert or exchange. (Sections 1008 and 513)

     Modifications and amendments may be made by the Corporation and the Trustee to the Indentures, without the consent of any holder of any Debt Security of any series, to add covenants and Events of Default, and to make provisions with respect to other matters and issues arising under the Indentures, provided that any such provision does not adversely affect the rights of the holders of Debt Securities of any series. (Section 901)

RANKING OF DEBT SECURITIES

     The Senior Debt Securities will be unsecured and unsubordinated obligations of the Corporation and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation.

     Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Debt Securities will be subject to the following subordination provisions.

     The payment of the principal of, interest on, or any other amounts due on, the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Corporation. (Section 1601) No payment on account of the principal of, redemption of, interest on or any other amounts due on the Subordinated Debt Securities and no redemption, purchase or other acquisition of the Subordinated Debt Securities may be made, unless (i) full payment of amounts then due for principal, sinking funds, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees and expenses, and of all other amounts then due on all Senior Indebtedness shall have been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness, and (ii) at the time of, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Indebtedness being declared due and payable. In addition, the Subordinated Indenture provides that, if holders of any Senior Indebtedness notify the Corporation and the Subordinated Trustee that a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, no payment on account of principal, sinking fund or other redemption, interest or any other amounts due on the Subordinated Debt Securities and no purchase, redemption or other acquisition of the Subordinated Debt Securities will be made for the period (the "Payment Blockage Period") commencing on the date such notice is received and ending on the earlier of (A) the date on which such event of default shall have been cured or waived or (B) 180 days from the date such notice is received. (Section 1603) Notwithstanding the foregoing, only one payment blockage notice with respect to the same event of default or any other events of default existing and known to the person giving such notice at the time of such notice on the same issue of Senior Indebtedness may be given during any period of 360 consecutive days. (Section 1603) No new Payment Blockage Period may be commenced by the holders of Senior Indebtedness during any period of 360 consecutive days unless all events of default which triggered the preceding Payment Blockage Period have been cured or waived. (Section 1603) Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of the Corporation, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to any payments whatsoever. (Section 1602)

     The Subordinated Indenture does not restrict the amount of Senior Indebtedness or other indebtedness of the Corporation or any subsidiary of the Corporation. As a result of these subordination provisions, in the event of the Corporation's insolvency, holders of the Subordinated Debt Securities may recover ratably less than general creditors of the Corporation.

CONVERTIBLE OR EXCHANGEABLE SUBORDINATED DEBT SECURITIES

     The terms and conditions, if any, on which any series of Subordinated Debt Securities are convertible into Common Stock of the Corporation or exchangeable for other securities will be set forth in the applicable Prospectus Supplement. Such terms will include the conversion price or exchange rate, the conversion or exchange period and the manner in which the right to convert or exchange may be exercised, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of the convertible or exchangeable Subordinated Debt Securities. (Sections 1701, 1702 and 1704) With respect to Subordinated Debt Securities which are exchangeable for marketable securities issued by persons other than the Corporation, the applicable Prospectus Supplement shall also set forth any arrangements for the deposit of the securities deliverable in exchange for Subordinated Debt Securities in escrow with an independent financial institution, provisions with respect to the receipt of cash dividends or other income on such securities and the exercise of voting and other rights with respect to the ownership of such securities and any tax and other special considerations applicable to the exercise of the right to exchange, if any. (Sections 1701, 1702 and 1708)

CERTAIN DEFINITIONS

     "Attributable Debt" when used in connection with a sale and lease-back transaction involving a Principal Property means, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors of the Corporation); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repair, insurance, taxes, assessments, water rates and similar charges.

     "Consolidated Net Tangible Assets" means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities except for: (1) notes and loans payable, (2) current maturities of long-term debt, and
(3) current maturities of obligations under capital leases; and (b) certain intangible assets, to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet of the Corporation and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     "Indebtedness" means, with respect to any person, (i) any obligation of such person to pay the principal of, premium, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets, of such person or only to a portion thereof), (B) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such person is liable, directly or indirectly, or the payment of which is secured by a lien, charge or encumbrance on property or assets of such person,
(C) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary courses of business), (D) with respect to letters of credit or bankers acceptances issued for the account of such person or performance bonds, (E) for the payment of money relating to a Capitalized Lease Obligation (as defined in the Indenture), or (F) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements; (ii) any liability of others of the kind described in the preceding clause (i) which such person has guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) or (ii).

     "Principal Property" means the principal corporate office and any manufacturing plant or manufacturing facility (whether now owned or hereafter acquired) which: (a) is owned by the Corporation or any Restricted Subsidiary;
(b) is located within the United States of America; and (c) has not been determined in good faith by the Board of Directors of the Corporation not to be materially important to the total business conducted by the Corporation and its subsidiaries taken as a whole.

     "Restricted Subsidiary" means any Subsidiary which owns any Principal Property; provided, however, that the term "Restricted Subsidiary" does not include any Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing the Corporation's operations outside the United States of America.

     "Senior Indebtedness" means Indebtedness of the Corporation, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed by the Corporation, other than the following:
(1) any Indebtedness as to which, in the instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued, it is expressly provided that such Indebtedness is subordinate in right of payment to all indebtedness of the Corporation not expressly subordinated to such Indebtedness; (2) any Indebtedness which by its terms refers explicitly to the Subordinated Debt Securities and states that such Indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Subordinated Debt Securities; and (3) with respect to any series of Subordinated Debt Securities, any Indebtedness of the Corporation evidenced by Subordinated Debt Securities of the same or of another series. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Indebtedness of or amounts owed by the Corporation for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services, or (b) Indebtedness of the Corporation to a subsidiary of the Corporation.

     "Subsidiary" means any corporation of which at least a majority of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by the Corporation or by one or more Subsidiaries, or by the Corporation and one or more Subsidiaries.

CONCERNING THE TRUSTEES

     Citibank, N.A. is the Senior Trustee under the Senior Indenture. Bankers Trust Company is the Subordinated Trustee under the Subordinated Indenture. Each of the Trustees has dealings with the Corporation in the ordinary course of business and from time to time may also make loans to the Corporation and its Subsidiaries. In addition, Citibank, N.A. has also been appointed as the Preferred Stock Depositary. A Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee appointed with respect to such series. (Section 610)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Corporation is authorized to issue up to 450,000,000 shares of Common Stock and up to 25,000,000 shares of Preferred Stock which may be issued by the Board of Directors of the Corporation from time to time. The particular terms of any series of Preferred Stock offered hereunder will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

     The following summary descriptions of capital stock and Rights (as defined below) do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the Corporation's Restated Articles of Organization, as amended (the "Restated Articles"), the Certificate of Designation relating to each series of Preferred Stock (the "Certificate of Designation"), the Corporation's By-laws, as amended, and the Rights Plan (as defined below). The applicable Certificate of Designation will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of the Offered Preferred Stock.

DESCRIPTION OF COMMON STOCK

     The Corporation's Restated Articles authorize the issuance of up to 450,000,000 shares of Common Stock. Each share of the Common Stock is entitled to one vote at all meetings of stockholders for the election of directors and on all other matters. Dividends may be paid to the holders of the Common Stock when and if declared by the Board of Directors out of funds legally available therefor. The Common Stock has no pre-emptive or similar rights. The holders are not liable to further call or assessment. Upon liquidation, dissolution or winding up of the affairs of the Corporation, its assets remaining after provision for payment of creditors would be distributed pro rata among holders of the Common Stock, subject to the preferential rights of any then outstanding Preferred Stock.

     The Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, the German Stock Exchanges of Frankfurt, Munich and Berlin, the Montreal Exchange, the Pacific Stock Exchange and the Swiss Exchanges of Zurich, Geneva and Basel, and is admitted to unlisted trading privileges on the Boston Stock Exchange, Cincinnati Stock Exchange, Luxembourg Stock Exchange and Philadelphia Stock Exchange.

     First Chicago Trust Company of New York is the transfer agent for the Common Stock. The Corporation also serves as a co-transfer agent in connection with the Corporation's various employee stock programs.

DESCRIPTION OF PREFERRED STOCK

     The following sets forth certain general terms and provisions of the Preferred Stock which would be offered hereby. Further terms of the Offered Preferred Stock will be set forth in the applicable Prospectus Supplement.

     The Corporation's Restated Articles authorize the issuance of up to 25,000,000 shares of Preferred Stock. As of the date of this Prospectus, no shares of Preferred Stock are currently outstanding, and no shares are reserved for issuance. Subject to limitations prescribed by law, the Board of Directors is authorized at any time to issue one or more series of Preferred Stock; to determine all designations, preferences and limitations for any such series; and to determine the number of shares in any such series.

     The Board of Directors is authorized to determine for each series of Preferred Stock, and the Prospectus Supplement will set forth with respect to such series, the following designations, preferences and limitations, if any: the dividend rights, the redemption provisions, the rights upon liquidation, dissolution or winding up of the Corporation, the conversion or exchange rights, the sinking fund provisions, the voting rights, provided that the holders of shares of Preferred Stock will not be entitled to more than one vote per share when voting as a class with the holders of shares of Common Stock; and the other preferences, powers, qualifications, special or relative rights and privileges and limitations or restrictions of such preferences or rights, if any. No holders of shares of the capital stock of the Corporation have any pre-emptive rights to acquire any securities of the Corporation.

DIVIDENDS

     Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for payment, dividends payable at such dates and at such rates per share as set forth in the applicable Prospectus Supplement. The Prospectus Supplement will also state applicable record dates regarding the payment of dividends.

CONVERTIBILITY

     No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the related Prospectus Supplement.

REDEMPTION AND SINKING FUND

     No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the related Prospectus Supplement.

LIQUIDATION

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of any series of Preferred Stock will be entitled to receive the liquidation preference per share specified in the Prospectus Supplement, if any, in each case together with any applicable accrued and unpaid dividends and before any distribution to holders of the Common Stock or any class of stock ranking junior to the Preferred Stock as to dividends and liquidation preferences. In the event there are insufficient assets to pay such liquidation preferences for all classes of Preferred Stock in full, the remaining assets shall be allocated ratably among all series of Preferred Stock based upon the aggregate liquidation preference for all outstanding shares for such series. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation unless otherwise provided in a Prospectus Supplement, and, in such case, the remaining assets of the Corporation shall be distributable exclusively among the holders of the Common Stock and any class of stock ranking junior to the Preferred Stock as to dividends and liquidation preferences, according to their respective interests.

VOTING

     No series of Preferred Stock will be entitled to vote except as provided below or in the related Prospectus Supplement. The holders of shares of Preferred Stock will not be entitled to more than one vote per share when voting as a class with the holders of shares of Common Stock. Unless otherwise specified in a Prospectus Supplement, the affirmative vote of the holders of two-thirds of the outstanding shares of a series of Preferred Stock voting separately is required to authorize any amendment, alteration or repeal of the Restated Articles or of the Certificate of Designation which would adversely affect the rights of any such class or series of Preferred Stock.

MISCELLANEOUS

     Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures and other transactions entered into by the Corporation. The transfer agent for each series of Preferred Stock will be specified in the related Prospectus Supplement.

DESCRIPTION OF RIGHTS

     On December 11, 1989, the Board of Directors unanimously adopted a Stockholder Rights Plan (the "Rights Plan"). Under the Rights Plan, the Corporation distributed to its stockholders a dividend of one Common Stock Purchase Right (a "Right" and collectively, the "Rights") for each outstanding share of the Corporation's Common Stock. Initially, each Right will entitle holders of Common Stock to buy one share of Common Stock of the Corporation at an exercise price of $400, subject to adjustment. The Rights will become exercisable only if a person or group acquires 20% or more of the Common Stock, or announces a tender or exchange offer which would result in its ownership of 30% or more of the Common Stock, or a person owning 10% or more of the Common Stock is determined by the Board of Directors to be an "Adverse Person," as defined in the Rights Plan.

     If any person or group becomes the beneficial owner of 25% or more of the Common Stock except pursuant to a tender offer for all shares which the directors determine to be at a fair price and in the best interests of the Corporation; a 20% or more stockholder engages in a merger with the Corporation in which the Corporation survives and its Common Stock remains outstanding and unchanged; certain other events involving the Corporation and a 20% or more stockholder occur; or, under certain circumstances, the Board of Directors determines a 10% or more stockholder to be an Adverse Person, each Right not then held by such person or related parties will entitle its holder to purchase, at the Right's then current exercise price, Common Stock of the Corporation (or, in certain circumstances as determined by the Board of Directors, a combination of cash, property, Common Stock or other securities) having a value of twice the Right's exercise price. In addition, at any time after a stockholder acquires a 20% or more equity interest in the Corporation, if the Corporation is involved in a merger or other business combination transaction with another person in which its Common Stock is changed or converted, or sells or transfers more than 50% of its assets or earning power to another person, each Right that has not previously been exercised or voided will entitle its holder to purchase, at the Right's then current exercise price, shares of common stock of such other person having a value of twice the Right's exercise price. The Corporation generally is entitled to redeem the Rights at $.01 per Right at any time until the Board of Directors determines a 10% or more stockholder to be an Adverse Person or the tenth day following public announcement that a 20% equity interest in the Corporation has been acquired. The Rights Plan will expire on December 21, 1999 unless the Rights are earlier redeemed by the Corporation.

     The adoption of the Rights Plan has the effect of making an unsolicited takeover of the Corporation more difficult and more costly to any potential acquiror in circumstances in which the Board of Directors determines that such an unsolicited takeover is not in the best interests of the Corporation's stockholders.

CERTAIN RESTATED ARTICLES AND BY-LAWS PROVISIONS; MASSACHUSETTS LAW

     Massachusetts General Laws Chapter 156B, Section 50A requires that publicly-held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible, unless the corporation elects not to be covered by Section 50A. Consequently, the Board of Directors of the Corporation is divided into three classes, with each class serving three years and with the terms of office of the respective classes expiring in successive years. The Corporation's By-laws contain provisions which give effect to Section 50A.

     The Corporation's By-laws also provide that special meetings of stockholders may be called upon written application of one or more stockholders who hold at least 90% of the capital stock entitled to vote at the meeting. The effect of this provision is to make it more difficult for the stockholders to call a special meeting of stockholders. In addition, the Corporation's By-laws require advance notice (i) for any business to be properly brought before a stockholders' meeting by a stockholder and (ii) of nominations of persons for election to the Board of Directors at the annual meeting.

     The Corporation is subject to the provisions of Chapter 110F of the Massachusetts General Laws, the so-called Business Combination Statute. Under Chapter 110F, a Massachusetts corporation with over 200 stockholders, such as the Corporation, may not engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the Board of Directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A "business combination" includes a merger, a stock or assets sale, and other transactions resulting in a financial benefit to the stockholders.

     By vote of the Board of Directors, the Corporation has elected to be exempt from the applicability of Massachusetts General Laws, Chapter 110D, entitled "Regulation of Control Share Acquisitions." In general, this statute provides that any stockholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation (except in certain transactions) may not vote such stock unless the stockholders of the corporation so authorize. The Board of Directors may amend the Corporation's By-laws at any time to subject the Corporation to this statute prospectively.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     The Corporation may, at its option, elect to offer Depositary Shares rather than full shares of Preferred Stock. In the event such option is exercised, each of the Depositary Shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in the applicable Prospectus Supplement. The shares of Preferred Stock represented by the Depositary Shares will be deposited with a depositary (the "Preferred Stock Depositary") named in the applicable Prospectus Supplement, under a deposit agreement (the "Deposit Agreement") among the Corporation, Citibank, N.A. or another financial institution, as Depositary, and the holders of certificates evidencing Depositary Shares ("Depositary Receipts"). Depositary Receipts will be delivered to those persons purchasing Depositary Shares in the offering. The Preferred Stock Depositary will be the transfer agent, registrar and dividend disbursing agent for the Depositary Shares. Holders of Depositary Receipts agree to be bound by the Deposit Agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

     The description set forth herein and in any Prospectus Supplement of certain provisions of the Deposit Agreement and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts and the Certificate of Designation relating to each series of Preferred Stock which have been or will be filed as exhibits to or incorporated by reference into the Registration Statement of which this Prospectus is a part, at or prior to the issuance of Depositary Shares.

     Upon surrender of Depositary Receipts at the office of the Preferred Stock Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Preferred Stock Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the series of Preferred Stock represented by the Depositary Shares to the record holders of

Depositary Receipts relating to such Preferred Stock in proportion to the respective number of Depositary Shares owned by such holders on the relevant record date, which will be the same record date as the record date fixed by the Corporation for the applicable series of Preferred Stock. The Preferred Stock Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, in proportion, as nearly as practicable, to the respective number of Depositary Shares owned by such holders on the relevant record date. If the Preferred Stock Depositary, after consultation with the Corporation, determines that it is not feasible to make such distribution, the Preferred Stock Depositary may, with the approval of the Corporation, adopt any other method for such distribution as it deems appropriate, including the sale of such property and distribution of the net proceeds from such sale to such holders.

LIQUIDATION PREFERENCE

     In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of each Depositary Share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the related Prospectus Supplement.

REDEMPTION OF DEPOSITARY SHARES

     If a series of Preferred Stock represented by the applicable series of Depositary Shares is subject to redemption, such Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever the Corporation redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. The Preferred Stock Depositary will mail the notice of redemption promptly upon receipt of such notice from the Corporation and not less than 35 nor more than 60 days prior to the date fixed for redemption of the Preferred Stock and the Depositary Shares to the record holders of the Depositary Receipts. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Preferred Stock Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of such Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING

     Promptly upon receipt of notice of any meeting at which the holders of the series of Preferred Stock represented by an applicable series of Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts relating to such Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the related Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The

Preferred Stock Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts relating to such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Preferred Stock Depositary. However, unless otherwise indicated in the applicable Prospectus Supplement, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of a majority of the Depositary Shares then outstanding. No such amendment may impair the rights, subject to the terms of the Deposit Agreement, of any owner of any Depositary Shares to surrender the Depositary Receipts evidencing such Depositary Shares with instructions to the Preferred Stock Depositary to deliver to the holder the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. A Deposit Agreement may be terminated by the Corporation or the Preferred Stock Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or surrendered by the holders thereof or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the Preferred Stock Depositary arrangements. The Corporation will pay charges of the Preferred Stock Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock and all withdrawals of Preferred Stock by owners of Depositary Shares. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Corporation which are delivered to the Preferred Stock Depositary and which the Corporation is required to furnish to the holders of Preferred Stock. In addition, the Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at the principal office of the Preferred Stock Depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from the Corporation which are received by the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its respective obligations under the Deposit Agreement. Neither the Preferred Stock Depositary nor the Corporation shall be liable under the Deposit Agreement except for its negligence or willful misconduct. The obligations of the Corporation and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. In the performance of their duties, the Corporation and the Preferred Stock Depositary may rely upon (a) written advice of counsel or accountants, (b) information provided by persons presenting Preferred Stock for deposit, by holders of Depositary Shares or by other persons believed to be competent, and
(c) documents believed by them to be genuine.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

FEDERAL INCOME TAX CONSEQUENCES

     Owners of the Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares. Accordingly, such owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Stock. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for Preferred Stock in the hands of an exchanging owner of Depositary Shares will include the period during which such person owned such Depositary Shares.

                            DESCRIPTION OF WARRANTS

GENERAL

     The Corporation may issue warrants ("Warrants"), including Warrants to purchase Debt Securities, Warrants to purchase Common Stock, Warrants to purchase securities issued by another corporation or entity and held by the Corporation and other types of Warrants. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Depositary Shares offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Preferred Stock or Depositary Shares. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement" and collectively, the "Warrant Agreements") to be entered into between the Corporation and a warrant agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement. The Warrant Agent will act solely as an agent of the Corporation in connection with the Warrant certificates relating to the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants.

     The following summaries of certain provisions of the Warrant Agreements and the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates relating to each series of Warrants which will be filed as an exhibit or incorporated by reference into the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Warrants.

     If Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Warrants, including the following, where applicable: (i) the offering price; (ii) the number, amount, designation, exercise price and terms, as the case may be, of Common Stock, Debt Securities or other securities purchasable upon exercise of such Warrants (the "Warrant Securities"); (iii) the designation and terms of any series of Debt Securities, Preferred Stock or Depositary Shares with which Warrants are being offered and the number of such Warrants being offered with each such Debt Security, share of Preferred Stock or Depositary Share; (iv) the date, if any, on and after which such Warrants and the related series of Debt Securities, Preferred Stock or Depositary Shares will be transferable separately; (v) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vi) whether the Warrants will be issued in registered or bearer form; (vii) any special federal income tax consequences; (viii) the terms, if any, on which the Corporation may accelerate the date by which the Warrants must be exercised; and (ix) any other terms of such Warrants.

     Warrant certificates may (i) be exchanged for new Warrant certificates of different denominations, (ii) if in registered form, be presented for registration of transfer, and (iii) be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Warrant to purchase Debt Securities, holders of such Warrants will not have any of the rights of holders of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable Indenture. Prior to the exercise of any Warrants to purchase Common Stock or other securities, holders of such Warrants will not have any rights of holders of such Common Stock or other securities, including the right to receive payments of dividends, if any, or to exercise voting rights.

     Any Warrants issued by the Corporation will involve a certain degree of risk, including risks arising from fluctuations in the price of the underlying securities and general risks applicable to the securities market (or markets) on which the underlying securities are traded. These risks reflect the nature of a Warrant as an asset which, other factors held constant, tends to decline in value over time and which becomes worthless upon expiration. Prospective purchasers of the Warrants should be experienced with respect to options and option transactions and understand the risks associated with options.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Common Stock or other securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the applicable Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), unexercised Warrants will become void.

     Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Common Stock or other securities, as the case may be, purchasable upon such exercise, together with certain information set forth on the reverse side of the Warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to receipt within 5 business days of the Warrant certificate evidencing such Warrants. Upon receipt of such payment and the Warrant certificate properly completed and duly executed at the office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, issue and deliver the Debt Securities, Common Stock or other securities, as the case may be, purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENTS

     The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise specified in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock purchasable upon exercise of a Warrant to purchase Common Stock will be subject to adjustment in certain events as set forth in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Corporation may sell Securities (1) through underwriters or dealers,
(2) directly to one or more purchasers, or (3) through agents. The applicable Prospectus Supplement will set forth the terms of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities, and the proceeds to the Corporation from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Securities may be listed.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the applicable Prospectus Supplement if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the Corporation through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prices related to prevailing market prices at the time of sale or at negotiated prices.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Corporation or from purchasers of Securities for whom they may act as agent, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from the Corporation and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Corporation will authorize underwriters, agents or dealers to solicit offers by certain institutions to purchase Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate amount of the particular Securities which may be sold pursuant to such arrangements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except: (a) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and (b) if the Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total amount of the Securities less the amount thereof covered by Contracts. The underwriters will not have any responsibility in respect of the validity or performance of the Contracts.

     Unless otherwise indicated in the applicable Prospectus Supplement, all Securities offered will be a new issue of securities with no established trading market. Any underwriters to whom such Securities are sold by the Corporation for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Securities.

     Agents and underwriters may engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

     Under agreements which may be entered into by the Corporation, dealers and agents who participate in the distribution of Securities may be entitled, and the Corporation has agreed that underwriters, if any, will be entitled, to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINIONS

     The validity of the Offered Securities will be passed upon for the Corporation by Testa, Hurwitz & Thibeault, Boston, Massachusetts, and for any underwriters, dealers or agents by Goodwin, Procter & Hoar, Boston, Massachusetts. From time to time, Goodwin, Procter & Hoar serves as special counsel to the Corporation as to certain environmental matters.

                                    EXPERTS

     The consolidated balance sheets of the Corporation as of July 3, 1993 and June 27, 1992, and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the three years in the period ended July 3, 1993, and the related financial statement schedules, all included in the Corporation's Annual Report on Form 10-K for the fiscal year ended July 3, 1993, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph indicating that the Corporation changed its method of accounting for post retirement benefits other than pensions in 1992, of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses (other than underwriting discounts and commissions) payable in connection with the distribution of the Securities registered hereby.

                                                                             AMOUNT
                                                                            --------
          Securities and Exchange Commission registration fee............   $344,828
          Printing and engraving expenses................................      8,000
          Legal fees and expenses........................................     75,000
          Accounting fees and expenses...................................     20,000
          Blue Sky fees and expenses (including legal fees)..............      1,000
          Trustee fees and expenses......................................      2,500
          Depositary fees and expenses...................................     10,000
          Rating agency fees.............................................    135,000
          Miscellaneous..................................................     53,672
                                                                            --------
                    Total................................................   $650,000
                                                                            --------
                                                                            --------

     All of the above are estimated except the Securities and Exchange Commission registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Any Underwriters who execute either the Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities or the Underwriting Agreement for Preferred Shares, Depositary Shares and Warrants to Purchase Equity Securities filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Registration Statement, will agree to indemnify the Corporation's directors and officers who sign this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 (the "Act") from information furnished to the Corporation by or on behalf of any such indemnifying party.

     The Corporation is required by its By-laws generally to indemnify any director, officer or employee against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any legal action in which such person is involved by reason of such person's position with the Corporation unless such person shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Corporation. The Corporation may pay expenses incurred by any such person in defending a civil or criminal action or proceeding in advance of the final disposition of such action upon the Corporation's receipt of the undertaking of such person to repay such amount if such person shall be adjudicated not to be entitled to indemnification.

     The Corporation's Restated Articles include a provision limiting the personal liability of a director of the Corporation to its stockholders for monetary damages for breaches of their fiduciary duty except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit.

     Directors and officers are also insured against certain liabilities under directors and officers' liability insurance policies maintained by the Corporation.

ITEM 16.  EXHIBITS.


EXHIBIT NO.                                     DESCRIPTION                                   PAGE
- -----------                                     -----------                                   ----
       1.1   --Form of Underwriting Agreement for Debt Securities and Warrants to
               Purchase Debt Securities................................................


EXHIBIT NO.                                     DESCRIPTION                                   PAGE
- -----------                                     -----------                                   ----
       1.2   --Form of Underwriting Agreement for Preferred Shares, Depositary Shares
               and Warrants to Purchase Equity Securities..............................
       4.1   --Indenture relating to the Senior Debt Securities dated as of September
               15, 1992 between Citibank, N.A., as Trustee, and the Corporation
               (including form of Senior Debt Securities), filed as Exhibit 4 to the
               Corporation's Registration Statement on Form S-3, Registration Number
               33-51378, filed on August 27, 1992, is hereby incorporated by reference...............................................................
       4.2   --Form of Indenture relating to the Subordinated Debt Securities between
               Bankers Trust Company, as Trustee, and the Corporation (including form of Subordinated Debt Securities)........................................
       4.3   --Articles of Amendment filed with the Secretary of State of the
               Commonwealth of Massachusetts on November 4, 1993.......................
      *4.4   --Specimen Certificate of Preferred Stock of the Corporation..............
       4.5   --Form of Depositary Receipt (included in Exhibit 4.6)....................
       4.6   --Form of Deposit Agreement...............................................
       4.7   --Form of Standard Debt Securities Warrant Agreement Provisions...........
       4.8   --Form of Standard [Common Stock/Exchange Securities] Warrant Agreement
               Provisions..............................................................
       5     --Opinion of Testa, Hurwitz & Thibeault, counsel to the Corporation, as to the legality of the Securities being registered.........................
      12     --Computation of ratio of earnings to fixed charges.......................
      23.1   --Consent of Coopers & Lybrand............................................
      23.2   --Consent of Testa, Hurwitz & Thibeault (included in Exhibit 5)...........
      24.1   --Power of Attorney (See page II-5).......................................
      25     --Statement of Eligibility and Qualification of Subordinated Debt
               Securities Trustee on Form T-1..........................................

- ---------------

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

     (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liabilities under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

     (5) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (6) To file an application for the purpose of determining the eligibility of the trustee, with respect to the Indenture relating to the Subordinated Debt Securities, to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions described in Item 15 above and under an Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Maynard and the Commonwealth of Massachusetts, on this 21st day of January 1994.

                                            DIGITAL EQUIPMENT CORPORATION

                                                       ROBERT B. PALMER
                                            By:.................................

                                                       ROBERT B. PALMER
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

     EACH PERSON WHOSE SIGNATURE appears below in this Registration Statement hereby constitutes and appoints Robert B. Palmer, William M. Steul and Gail S.
Mann and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign any and all amendments
(including post-effective amendments) to this Registration Statement on Form S-3 of Digital Equipment Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                SIGNATURE                                CAPACITY                       DATE
                ---------                                --------                       ----
             ROBERT B. PALMER                President, Chief Executive            January 21, 1994
 ........................................    Officer (Principal Executive
             ROBERT B. PALMER                Officer) and Director

             WILLIAM M. STEUL                Vice President -- Finance and         January 21, 1994
 ........................................    Chief Financial Officer
             WILLIAM M. STEUL                (Principal Financial Officer)

           VINCENT J. MULLARKEY              Vice President and Corporate          January 21, 1994
 ........................................    Controller (Principal Accounting
           VINCENT J. MULLARKEY              Officer)

             VERNON R. ALDEN                 Director                              January 21, 1994
 ........................................
             VERNON R. ALDEN

             PHILIP CALDWELL                 Director                              January 21, 1994
 ........................................
             PHILIP CALDWELL

            COLBY H. CHANDLER                Director                              January 21, 1994
 ........................................
            COLBY H. CHANDLER

                SIGNATURE                                CAPACITY                       DATE
                ---------                                --------                       ----
             ARNAUD DE VITRY                 Director                              January 21, 1994
 ........................................
             ARNAUD DE VITRY

            ROBERT R. EVERETT                Director                              January 21, 1994
 ........................................
            ROBERT R. EVERETT

          KATHLEEN F. FELDSTEIN              Director                              January 21, 1994
 ........................................
          KATHLEEN F. FELDSTEIN

            THOMAS P. GERRITY                Director                              January 21, 1994
 ........................................
            THOMAS P. GERRITY

            THOMAS L. PHILLIPS               Director                              January 21, 1994
 ........................................
            THOMAS L. PHILLIPS

            DELBERT C. STALEY                Director                              January 21, 1994
 ........................................
            DELBERT C. STALEY